                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                April 30, 2001

               -------------------------------------------------
                Date of Report (Date of earliest event reported)


                         NANOPIERCE TECHNOLOGIES, INC.
             -----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Nevada                     33-19598-D               84-0992908
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(State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                  Identification Number)


                          370 17th Street, Suite 3580
                             Denver, Colorado 80202
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             (Address of principal executive offices)   (Zip Code)


                                 (303) 592-1010
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              (Registrant's telephone number, including area code)
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ITEM 5   OTHER EVENTS

     On April 27, 2001 NanoPierce Technologies, Inc. (the "Registrant") filed an action in the United States District Court in and for the District of Colorado, against Harvest Court, LLC, Southridge Capital Investments, LLC, Daniel Pickett, Patricia Singer and Thompson Kernaghan, of Toronto (Canada) (collectively, the "Defendants").

     The suit alleges among other things, that the Defendants have violated Sections 10 and 20 of the Securities and Exchange Act of 1934 (the "Act"), violations of anti-fraud and controlling persons sections of the Colorado Securities Act, aiding and abetting violations of the Colorado Securities Act, common law fraud, civil conspiracy and Declaratory Judgment against the Defendants.

     The Registrant is seeking various forms of relief from the Defendants, including an accounting, a declaratory judgment, actual damages of at least One Hundred Ninety Million Dollars ($190,000,000) due to the decline in the market value of the Registrant's common stock ("Common Stock") caused by the actions of the Defendants and exemplary and treble damages.

     The Registrant has engaged the firms of O'Quinn & Laminack and Christian & Smith each of Houston, Texas and Holme, Roberts & Owen LLP of Denver, Colorado to represent it in the suit.

     On April 9, 2001, the Registrant executed a Litigation Support Services Agreement (the "Agreement") with It/Is, Inc., a Texas corporation. Pursuant to the Agreement, the Registrant paid a Fifteen Thousand Dollar ($15,000.00) retainer and will issue free trading shares of its Common Stock equal in value to One Million Dollars ($1,000,000.00) against the expenses incurred and to be incurred on the Registrant's behalf. The Registrant, using the closing bid price of its Common Stock on April 9, 2001 will issue Three Million, One Hundred Twenty-Five Thousand (3,125,000) free trading shares of its Common Stock. The Registrant intends to register such shares in the future.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 30, 2001                           NANOPIERCE TECHNOLOGIES, INC.


                                                /s/ Paul H. Metzinger
                                                --------------------------------
                                                Paul H. Metzinger, President &
                                                Chief Executive Officer